UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2020 (February 11, 2020)

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Item 8.01.   Other Events.

On February 11, 2020, S&P Global Inc. (the “Registrant”) entered into an accelerated share repurchase program (ASR) to repurchase, in the aggregate, $1 billion of its outstanding common stock. The final settlement of the transaction under the ASR is expected to be completed no later than the third quarter of 2020. The ASR is part of the Registrant's share repurchase program. As of February 11, 2020, the Company has 4.2 million shares remaining on its existing repurchase authority, as previously announced on December 4, 2013 and on January 29, 2020, the Board of Directors of the Company granted an additional repurchase authority of 30 million shares.

The information furnished pursuant to this Item 8.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 8.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/	Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Associate General Counsel

Dated:  February 12, 2020